EXHIBIT  3.1



                                    ARTICLES
                                       OF
                                  INCORPORATION



                               SECRETARY OF STATE
                                    OF NEVADA


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PINNACLE BUSINESS MANAGEMENT INC. did on MAY 09, 1997, DID FILE in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 28, 1997.



                                        Secretary  of  State



                                        By:
                                           --------------------------------
                                              Certification  Clerk

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                        PINNACLE BUSINESS MANAGEMENT INC.
                        ---------------------------------


     KNOW ALL MEN BY THESE PRESENTS, that we the undersigned, do hereby associate into a corporation under and pursuant to the provisions and by virtue of the laws of the State of Nevada, as provided in the Corporation Act of 1925, and all acts amendatory and supplemental thereto, and for that purpose do hereby make, subscribe, acknowledge, certify and set forth as follows;


     FIRST:     That  the  name  of  the  corporation  shall  be:
     -----

                 PINNACLE BUSINESS MANAGEMENT INC.

     SECOND:   The  corporation  may  maintain  offices,  agencies and places of
     ------
business in any state in the United States and foreign countries without restriction as to place; and the corporation may keep such books, papers and records of the corporation as are not required by law to be kept within the State of Nevada, and as the Directors may find convenient, in such offices, agencies and places of business.

     THIRD:   The  nature  of  the business to be transacted and the objects and
     -----
purposes  to  be promoted and carried on by the corporation shall be as follows:

     a) The provisions in the clauses contained in this Article are to be construed both as purposes and powers and shall, except when otherwise expressed in this Article be in no wise limited or restricted by reference to or inference from the terms of any clause of this, or of any other Article of these Articles, but each of the purposes and powers specified in this Article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers herein contained, or in limitation of the powers granted to corporations under the laws of the State of Nevada, but is intended to be, and shall be held to be, in furtherance thereof.

     b) To engage in and conduct every type of building and/or contracting and/or mining work in the State of Nevada and in every state and territory of the United States, and/or in any foreign country, including, but not limited to the construction of all types of building, highways, mining developments, irrigation works, naval and military installations, docks, piers, airports, ranching and farming projects, and also to engage in every type and manner of activity incidental thereto; and in connection with or independently of the above, to own, lease and rent and/or in any manner deal with and trade in every type and manner of motor vehicles, machinery, equipment, merchandise and supplies, and to manage, operate and conduct every type and manner of business in which such may be employed: to enter into every kind and manner of contract and agreement concerning such work: to give and post bond for the faithful performance thereof; and without limitation, except as may be imposed by law; to do every act and thing necessary and/or required in the carrying on, operating and conducting of a general contracting business; to engage in the transportation of passengers and commodities both intrastate and interstate, and within the State of Nevada, and in any other state and territory in the United States and/or in any foreign country; to build, rent, lease, buy, sell, own, operate and manage machine shops, foundries, garages, service stations, depots, hotels, restaurants, taxi cabs, stages, bus lines, freight lines, passenger and transportation lines, railroads and steamships, and airlines.

     d) To manufacture, purchase, sell and deal in, export and import personal property of all kinds other than and in addition to goods, wares and merchandise hereinbefore set forth and described, and to pledge, hypothecate, or to otherwise encumber the same in any manner whatsoever, or to borrower thereon, in such ways and to such extent as may be prescribed or required by the laws of any state of the United States or any other country.

     e) To mortgage, pledge, hypothecate and trade in all manner of goods, wares, merchandise, commodities and products, including machinery and mechanical appliances of every description.

     f) To acquire by purchase, lease or otherwise, the good will, business, property, assets, franchises and rights, in whose or in part of any person, firm, association or corporation; and to assume all or any of the liabilities thereof and to pay for the same in cash, with the stock of this corporation or its debentures, or bonds, or otherwise, and to hold, maintain, operate and conduct, as well as in any manner to dispose of, the whole or any pert of the property so acquired, but always in accordance with, and subject to, the laws of the State of Nevada.

     g) To borrow money and contract debts when necessary for the transaction of the business of the corporation, for the exercise of its corporate rights, privileges or franchises, or for any other purpose of its incorporation; also to issue bonds, promissory notes, bills of exchange, debentures and other obligations and also evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, and when necessary to secure the same by mortgage, pledge or otherwise, for money borrowed, or goods purchases or for payment of property bought or acquired or for any other lawful obligation; also to issue, sell and dispose of certificates of investment or participation certificates, upon such terms and under such conditions as are or may be prescribed by the laws of the State of Nevada, or by the by-laws of the corporation.

     h) To loan the funds of the corporation upon notes, bonds, mortgages, deeds of trust, debentures or other securities, or property, real, personal or mixed, or otherwise.

     i) To receive, collect and dispose of principal and interest, dividends, income, increment and profits upon or from all or any notes, stocks, bonds, deeds of trust, debentures, securities, obligations and other property held, owned or possessed by the corporation, or any other person, firm or corporation as escrow or trustee or for the use and benefit of the corporation and to exercise in respect of all such stocks, bonds, mortgages, deeds of trust, notes, debentures, obligations, securities and all other property and any and all bonds, any and all rights of individual ownership thereof.

     j) To purchase, acquire and to hold, use, operate, introduce, sell, assign or otherwise dispose of, hire, let or license, any patents, patent rights, licenses, trademarks, trade names, privileges, formulas, secret processes, and any and all inventions, improvements and processes used in connection with or secured under letters patent and grants of the United States of America or any other country or government, and which may appear likely to be advantageous or useful to the corporation, and to use, exercise, develop, and grant licenses in respect of and to turn to account, manufacture, build and construct under such patents, licenses, processes and the like, inventions and improvements with the view of working and developing the same and effectuating the foregoing objects or any part thereof.

     k) To act as agent, attorney in fact, trustee, or in any other representative capacity for other persons, firms or corporations.

     l) To guarantee, purchase, hold, sell, transfer, assign, mortgage, pledge or otherwise dispose of the shares of the capital stock, or of any bonds, securities or evidences of indebtedness, created by any other corporation or corporations of the State of Nevada, or of any other state or government, and while owner of such stocks to exercise all rights, powers and privileges or ownership, including the right to vote thereon.

     m) To purchase, hold, sell, transfer and re-issue shares of its own stock, but always in accordance with, and as permitted by, the laws of the State of Nevada, and the by-laws of the corporation.

     n) To enter into, make and perform contracts of every kind with any person, firm, association or corporation, public, private or municipal; or anybody politic, and with any state of with the government of the United States or any dependency thereof, as well as any foreign governments; and in general to carry on and conduct and engage in any business in connection with the foregoing, either as manufacturer, dealer, principal, agents, or otherwise permitted to corporations organized under the laws of Nevada.

     o) To establish, maintain, operate, conduct and carry on in the State of Nevada and in any or all of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign country, its business or any part or parts thereof, and as many other businesses, stores, plants, factories, mills, warehouses, offices, and agencies as may be necessary or deemed expedient for the corporation and its business, as well as for the extension, expansion and exploitation of the affairs, operation and benefit of the corporation.

     p)  To  elect  not  to  be  taxed  as  a corporation, but as a Subchapter S
Corporation  under  the  United  States  Internal  Revenue  Code.

     q) And generally to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or thing incidental or pertaining to or growing out of the aforesaid purposes or powers, and/or any of them, provided the same be not inconsistent with the laws of the State of Nevada; and also to exercise any and all of the powers conferred upon corporations, by the laws of the State of Nevada which now exist or which may be hereafter conferred upon or granted to corporations by the laws of the said State of Nevada.

     r) In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation, or any of them other than the stock ledger, shall be open to inspection of the stockholders, and no stockholder shall have the right to inspect any account or book or document of the corporation, except as conferred by law or authorized by Resolution of the Directors or of the Stockholders.

     FOURTH:   This  corporation  is  authorized  to  issue  Twenty-Five Million
     ------
(25,000,000) shares of stock as follows: Fifteen Million (15,000,000) common shares at one tenth of one cent ($.001) par value and Ten Million preferred shares at one tenth of one cent ($.001) par value rights and privileges to be set by the Board of Directors and no other class of stock shall be authorized. All or part of the shares of the capital stock may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors as provided by law.

     FIFTH:   The  initial  members  of  the  Governing  Board shall be known as
     -----
Directors and the number thereof shall be One. A different number of Directors may be fixed by the By-laws, provided, that the number may be increased or decreased within the limit above specified from time to time pursuant to the By-laws.

     The names of the First Board, consisting of one (1) Director, shall be as follows:

     NAMES:     David  Wages
     -----
     ADDRESS:   500  East  College  Pkwy.  #U384  Carson  City,  Nevada  89706
     -------

     SIXTH:   The capital stock, after the value thereof has been paid in, shall
     -----
be  subject  to  no  further  assessment  to  pay  debts  of  the  corporation.

     SEVENTH:   The  name  of  the  incorporators  signing  this  Articles  of
     -------
Incorporation  is  as  follows:
     ----

     NAMES:     David  Wages
     -----
     ADDRESS:   500  East  College  Pkwy.  #U384  Carson  City,  Nevada  89706
     -------

     EIGHTH:   This  corporation  is  to  have  perpetual  existence.
     ------

     NINTH:   In  furtherance,  and not in limitation of the powers conferred by
     -----
statute,  the  Board  of  Directors  is  expressly  authorized:

          Subject to the By-laws, if any, adopted by the stockholders, to make, alter or amend the By-laws of the corporation;

          To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

          From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right or inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a Resolution of the Stockholders or Directors; By Resolution, or Resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said Resolutions, or Resolutions, or in the by-laws of the corporation, shall have, and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee, or committees, shall have such name, or names, as may be stated in the by-laws of the corporation, or may be determined by resolution adopted by the Board of Directors;

          Pursuant to the affirmative note of the stockholders, of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority, at any meeting, to sell, lease or exchange all of the property and assets of this corporation, including its good will and its corporation franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of the corporation.


     This corporation may, in its By-laws, confer powers upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

     TENTH:   Both  Stockholders  and Directors shall have power, if the By-laws
     -----
so provide, to hold their meetings, and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the requirements of the statutes) outside the State of Nevada at such places as may from time to time be designated by the Board of Directors.

     ELEVENTH:   This  corporation reserves the right to amend, alter, change or
     --------
repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH:   Bruce Thompson whose address is 128 Fortune Drive Dayton, Nevada
     -------
89403  will  be  the  Resident  Agent  of  the  corporation.


     I, Bruce Thompson, hereby accept appointment as Resident Agent, for the above named corporation.

     Dated  this  09th  day  of  May,  1997.              /s/
                                              ------------   ----------


     We, THE UNDERSIGNED, being the original incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the Corporation Laws of the State of Nevada, being Chapter 177 of the Laws of 1925, and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true.

     /s/
----------------------




State  of  Nevada          )
Carson  City               )

On this 09th day of May, 1997, in Carson City, Nevada, before me the undersigned, a Notary Public in and for Carson City, State of Nevada personally appeared:

     David  Wages

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.




                                   -------------------------------
                                   Notary  Public

                                                                   Exhibit 3.1.1


                                 AMENDMENTS  TO
                            ARTICLES OF INCORPORATION
                                  March 5, 1998

     THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997, AT A MEETING DULY CONVENED AND HELD ON THE 2ND DAY OF MARCH 1998, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

THE  FOURTH  ARTICLE  IS  AMENDED  TO  READ  AS  FOLLOWS:

     THIS CORPORATION IS AUTHORIZED TO ISSUE THIRTY MILLION (30,000,000) SHARES OF STOCK AS FOLLOWS: TWENTY MILLION (20,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND TEN MILLION (10,000,000) PREFERRED SHARES AT
ONE-TENTH  OF  ONE  CENT ($.001) RIGHTS AND PRIVILEGES TO BE SET BY THE BOARD OF
DIRECTORS AND NO OTHER CLASS OF STOCK SHALL BE AUTORIED. ALL OR PART OF THE SHARES OF THE CAPITAL STOCK MAY BE ISSUED BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED UPON AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.

     THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 14,851,000; THAT THE SAID CHANGE AND AMENDMENT HAS BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.

              /s/                    '
-------------------------------------
M. Bruce Hall,   President



              /s/                    '
-------------------------------------
Fred  Schultz    Secretary

                                                                   Exhibit 3.1.2
                                 AMENDMENTS  TO
                            ARTICLES OF INCORPORATION
                                  March 1, 1999

     THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997, AT A MEETING DULY CONVENED AND HELD ON THE 22ND DAY OF FEBRUARY 1999, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

THE  FOURTH  ARTICLE  IS  AMENDED  TO  READ  AS  FOLLOWS:
     ---------------

     THIS CORPORATION IS AUTHORIZED TO ISSUE ONE HUNDRED MILLION (100,000,000) SHARES OF STOCK AS FOLLOWS: FIFTY MILLION (50,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE BY RESOLUTION, THE VOTING POWER, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK ALL OR PART OF THE AGGREGATE AMOUNT OF THE SHARES OF STOCK MAY BE ISSUED BY THE CORPORATION FROM TIMETO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.


     THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 16,123,000; THAT THE SAID CHANGE AND AMENDMENT HAS BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.

              /s/
------------------------------------
M. Bruce Hall,   President



             /s/
------------------------------------
Fred  Schultz   Secretary

                                                                   Exhibit 3.1.3
                                 AMENDMENTS  TO
                            ARTICLES OF INCORPORATION
                                  June 1, 1999

     THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997, AT A MEETING DULY CONVENED AND HELD ON THE 26th DAY OF JUNE 1999, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

THE  FOURTH  ARTICLE  IS  AMENDED  TO  READ  AS  FOLLOWS:

     THIS CORPORATION IS AUTHORIZED TO ISSUE ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF STOCK AS FOLLOWS: ONE HUNDRED MILLION (100,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE BY RESOLUTION, THE VOTING POWER, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK, ALL OR PART OF THE AGGREGATE AMOUNT OF THE SHARES OF STOCK MAY BE ISSUED BY THE CORPORATION FROM TIMETO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW

     THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 18,500,000; THAT THE SAID CHANGE AND AMENDMENT HAS BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.

                /s/
------------------------------------
M.  Bruce  Hall,   President



             /s/
------------------------------------
Fred  Schultz   Secretary

                                                                   Exhibit 3.1.4
                             ARTICLES OF AMENDMENT
                               FEBRUARY 22, 2000


     THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008- 1997 AT A MEETING DULY CONVENED AND HELD ON THE 7TH DAY OF FEBRUARY 2000, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

     THE  FOURTH  ARTICLE  IS  AMENED  TO  READ  AS  FOLLOWS:

     THE  CORPORATION  IS  AUTHORIZED  TO  ISSUE  TWO  HUNDRED  FIFTY  MILLION
(250,000,000) SHARES OF STOCK AS FOLLOWS: TWO HUNDRED MILLION (200,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK. ALL OR PART OF THE AGGREGATE AMOUNT OF THE SHARES OF STOCK MAY BE ISSUED BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.

     THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 25,500,000; THAT THE SAID CHANGE(S) AND AMENDMENT(S) HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.


             /s/                    '                 /s/                    '
------------------------------------    -------------------------------------
M. BRUCE HALL,  PRESIDENT               FRED  SCHULTZ,   SECRETARY

                                                                   Exhibit 3.1.5
                            CERTIFICATE OF AMENDMENT
                            (AFTER ISSUANCE OF STOCK)
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       PINNACLE BUSINESS MANAGEMENT, INC.
                              A Nevada Corporation
                             File Number 10008-1997


 THE AMENDMENT(S) BELOW IS (ARE) EFFECTIVE UPON THE FILING OF THIS DOCUMENT WITH
                             THE SECRETARY OF STATE.
                       PURSUANT TO: NRS 78.385 AND 78.390


We the undersigned, M. Bruce Hall, President and Jeff Turino, Secretary do hereby certify that:


          THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997 AT A MEETING DULY CONVENED AND HELD ON THE 7Th DAY OF JUNE 2000, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:

     THE  FOURTH  ARTICLE  IS  AMENDED  TO  READ  AS  FOLLOWS:
          ---------------

          THIS CORPORATION IS AUTHORIZED TO ISSUE THREE HUNDRED FIFTY MILLION (350,000,000) SHARES OF STOCK AS FOLLOWS; THREE HUNDRED MILLION (300,000,000) COMMON SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE-TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK. ALL OR PART OF THE AGGREGATE AMOUNT OF THE SHARES OF STOCK MAY BE ISSUED BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.

          THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 157,000.000: THAT THE SAID CHANGE(S) AND AMENDMENT(S) HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.


/s/  M.  BRUCE  HALL                                /s/  JEFF  TURINO
------------------------                            ----------------------
M. BRUCE HALL, PRESIDENT                            JEFF TURINO, SECRETARY


DATED  THIS  WEDNESDAY,  JUNE 07, 2000


STATE OF FLORIDA  }
                  }  ss.
                  }


          On  this  9  day of June, 2000 personally appeared before me, a notary
                    -         -----
public, M. Bruce Hall and Fred Schultz, who acknowledged that they executed the above instrument.

[Notary Public Seal for          Tommy L. Slator           /s/ Tommy L. Slator
 the State  of  Nevada]  MY COMMISSION / SERVICES EXPIRES  -------------------
                                  July 18, 2000            NOTARY PUBLIC

--------------------------------------------------------------------------------
CORPORATE SERVICES OF NEVADA - 502 NORTH DIVISION STREET CARSON CITY, NEVADA 89703 - PHONE (775) 883-3711 - FAX (775) 883-2723



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